Exhibit 99.1

EPL Announces First Quarter 2008 Results

NEW ORLEANS--(BUSINESS WIRE)--Energy Partners, Ltd. (“EPL” or the “Company”) (NYSE:EPL) today reported financial and operational results for the first quarter of 2008.

Financial Results

For the first quarter of 2008, EPL reported net income of $2.3 million, or $0.07 per diluted share, compared to net income for the first quarter of 2007 of $3.7 million, or $0.09 per diluted share. Revenue for the first quarter of 2008 was $97.5 million, compared with first quarter 2007 revenues of $108.5 million. Discretionary cash flow, which is cash flow from operating activities before changes in working capital and exploration expenses, was $55.4 million versus $71.2 million in the first quarter last year. (See reconciliation of discretionary cash flow schedule in the tables.) Cash flow from operating activities in the first quarter of 2008 was $62.4 million compared with $113.8 million in the same quarter a year ago. The first quarter of 2007 benefited from higher production volumes, some from properties that have since been sold, and the settlement of insurance claims related to Hurricanes Katrina and Rita.

The first quarter of 2008 benefited from strong commodity prices, including record oil prices, and a pre-tax gain on the sale of two non-operated Western area properties totaling $7.1 million. These benefits were reduced by the previously announced dryhole cost of $18.2 million for an exploratory well in South Timbalier 46 and a pre-tax loss on derivative instruments of $8.3 million, of which $3.1 million was a pre-tax non-cash unrealized loss. Lease operating expenses and depreciation, depletion, and amortization were lower than the same period a year ago due mainly to the sale of substantially all of EPL’s onshore south Louisiana assets in June 2007 and lower production volumes. Additionally, general and administrative expenses substantially decreased in the first quarter of 2008 due to lower personnel costs and the absence of financial and legal advisory costs related to the exploration of strategic alternatives and self tender offer fees present in the first quarter of 2007.

Production for the first quarter of 2008 averaged 15,799 barrels of oil equivalent (Boe) per day, versus 25,982 Boe per day in the first quarter of 2007. First quarter 2008 production volumes were down compared to the first quarter of 2007 primarily due to natural field declines, the sale of substantially all of the Company’s onshore south Louisiana properties in June of 2007 and minimal contributions from new production within the quarter. Natural gas production in the first quarter of 2008 averaged 56.2 million cubic feet (Mmcf) per day and oil production averaged 6,432 barrels per day.

Price realizations, all of which are stated before the impact of derivative instruments, averaged $93.24 per barrel for oil and $8.38 per thousand cubic feet (Mcf) of natural gas in the first quarter of 2008, compared to $53.31 per barrel and $7.09 per Mcf in the first quarter of 2007.

During the quarter, capital expenditures for exploration and development activities totaled $65.0 million. As of March 31, 2008, the Company had cash on hand of $13.8 million and total debt of $474.5 million. This compares to the December 31, 2007 cash balance of $8.9 million and total debt of $484.5 million. The Company has completed its semi annual borrowing base redetermination and, as anticipated, the borrowing base has been set at $150 million, of which $25 million is currently drawn.

2008 Operations

EPL has drilled five successful wells of six wells drilled to date in 2008 on the Gulf of Mexico (GOM) Shelf (Shelf), all within its core areas of South Timbalier and East Bay. This includes three discovery wells in Bay Marchand, one development well in South Timbalier 26 and one in East Bay. Overall, EPL is 75% successful in its exploration program to date, and 100% successful in its low risk development drillwell program.

The Company currently has one exploratory/development well underway, the South Timbalier 26 F-18st. This well’s exploratory objective is above its main development sand target in the bottom hole section of the well. The Company plans to drill one additional development well in South Timbalier 26 following the completion of operations on the F-18st well.

EPL has initiated its horizontal well program in its East Bay field through the spud of the SL 1011 91st2 well. This well, planned as a horizontal well with a lateral length of approximately 500 feet, is nearing its total depth. Following the drilling of this well, the Company is planning to drill two other wells at East Bay, including one development well to begin in the second quarter and another horizontal well to begin in the third quarter.

The Company has three projects from prior years’ discoveries scheduled to commence production in 2008, including EPL’s first deepwater GOM (deepwater) well, Raton, in Mississippi Canyon 248 and two Shelf wells. The Company anticipates the start of production soon on a prior year discovery at West Cameron 252, which has thus far been delayed waiting on weather. EPL has a 75% working interest in this well. The other Shelf discovery, the 100% EPL owned South Marsh Island 79 #E-1 well, is awaiting completion and is anticipated to be on line in the third quarter of this year. The Raton well, a deepwater gas discovery that at the beginning of this year was projected to be on line in the first quarter of 2008, is currently anticipated to be on line sometime in the mid to late second quarter of this year. EPL has a 33% working interest in this well.

The Company announced today it has thus far been awarded four of the eight leases on which it was high bidder in the Central Gulf of Mexico Lease Sale 206 held in March 2008. The four awards to date are all located on the Shelf in EPL’s core focus area and include two South Timbalier and two West Delta blocks. Of EPL's share of the eight high bids totaling $4.3 million, $1.7 million has been expended to date on the four leases awarded.

Richard A. Bachmann, EPL’s Chairman and CEO, commented, “We are pleased we have made progress towards meeting our outlined goals this year. We were able to meet our production goal in the first quarter despite not yet having contribution from our deepwater Raton well. Our exploration drillwell performance is back in line with our historical success rate in the mid-seventy percent range, and our development drillwell program is off to a good start in South Timbalier 26 and is yielding better than expected results in East Bay. I am also pleased to see our overall expenses are trending down as forecasted, and we are continuing the process to reduce our cash costs to better match our narrowed focus within our core Eastern and Central offshore areas.”

Conference Call Information

EPL has scheduled a conference call to review first quarter 2008 results and second quarter guidance this morning, May 8, 2008 at 8:30 a.m. central time. The Company will also post the second quarter guidance as covered during the call along with full year guidance on the Company’s website in the Investor Relations section. To participate in the EPL conference call, callers in the United States and Canada can dial (877) 612-5303 and international callers can dial (706) 634-0487. The Conference I.D. for callers is 44911482.

The call will be available for replay beginning two hours after the call is completed through midnight of May 14, 2008. For callers in the United States and Canada, the toll-free number for the replay is (800) 642-1687. For international callers the number is (706) 645-9291. The Conference I.D. for all callers to access the replay is 44911482.

The conference call will be webcast live as well as for on-demand listening at the Company's web site, www.eplweb.com. Listeners may access the call through the "Conference Calls" link in the Investor Relations section of the site. The call will also be available through the CCBN Investor Network.

Founded in 1998, EPL is an independent oil and natural gas exploration and production company based in New Orleans, Louisiana. The Company’s operations are focused along the U. S. Gulf Coast, both onshore in south Louisiana and offshore in the Gulf of Mexico.

Forward-Looking Statements

This press release may contain forward-looking information and statements regarding EPL. Any statements included in this press release that address activities, events or developments that EPL expects, believes or anticipates will or may occur in the future are forward-looking statements. These include statements regarding:

  reserve and production estimates;
  oil and natural gas prices;
  the impact of derivative positions;
  production expense estimates;
  cash flow estimates;
  future financial performance;
  planned capital expenditures; and
  other matters that are discussed in EPL's filings with the U.S. Securities and Exchange Commission.

These statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties, and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. Please refer to EPL's filings with the SEC, including its Form 10-K for the year ended December 31, 2007 and its Form 10-Q for the quarter ended March 31, 2008 to be filed for a discussion of these risks.

Additional Information and Where to Find It. Security holders may obtain information regarding the Company from EPL's website at www.eplweb.com, from the U.S. Securities and Exchange Commission's website at www.sec.gov, or by directing a request to: Energy Partners, Ltd. 201 St. Charles Avenue, Suite 3400, New Orleans, Louisiana 70170, Attn: Secretary, (504) 569-1875.

ENERGY PARTNERS, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Revenues:
Oil and natural gas	$97,455	$108,402
Other	41	61
	97,496	108,463

Costs and expenses:
Lease operating	14,214	16,749
Transportation expense	406	459
Exploration expenditures, dry hole costs and impairments	23,209	21,801
Depreciation, depletion and amortization	28,810	47,920
Accretion expense	1,056	1,100
General and administrative	9,367	22,395
Taxes, other than on earnings	2,379	2,870
Gain on insurance recoveries	-	(8,084)
Gain on sale of assets	(6,674)	-
Other	1,096	-
Total costs and expenses	73,863	105,210

Business interruption recovery	-	9,084
Income from operations	23,633	12,337

Other income (expense):
Interest income	301	180
Interest expense	(11,912)	(6,757)
Gain (loss) on derivative instruments	(8,326)	-
	(19,937)	(6,577)

Income before income taxes	3,696	5,760
Income taxes	(1,381)	(2,064)

Net income	$2,315	$3,696

Basic earnings per share	$0.07	$0.09

Diluted earnings per share	$0.07	$0.09

Weighted average common shares used in computing earnings per share:
Basic	31,772	40,157
Incremental common shares	7	326
Diluted	31,779	40,483

ENERGY PARTNERS, LTD.
CONSOLIDATED STATEMENTS OF NET CASH PROVIDED BY
OPERATING ACTIVITIES
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007
Cash flows from operating activities:
Net income	$2,315	$3,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	28,810	47,921
Accretion	1,056	1,100
Unrealized loss on derivative contracts	3,096	-
Non-cash compensation	1,466	2,139
Deferred income taxes	1,064	2,063
Gain on sale of oil and natural gas assets	(6,672)	-
Exploration expenditures	21,630	16,663
Amortization of deferred financing costs	407	234
Gain on insurance recoveries	-	(8,084)
Other	674	379
Changes in operating assets and liabilities:
Trade accounts receivable	8,728	3,818
Other receivables	-	56,006
Prepaid expenses	(321)	(112)
Other assets	(329)	(152)
Accounts payable and accrued expenses	3,080	(11,843)
Other liabilities	(2,583)	(38)

Net cash provided by operating activities	$62,421	$113,790

Reconciliation of discretionary cash flow:
Net cash provided by operating activities	62,421	113,790
Changes in working capital	(8,575)	(47,679)
Non-cash exploration expenditures	(21,630)	(16,663)
Total exploration expenditures	23,209	21,801
Discretionary cash flow	$55,425	$71,249

The table above reconciles discretionary cash flow to net cash provided by operating activities. Discretionary cash flow is defined as cash flow from operations before changes in working capital and exploration expenditures. Discretionary cash flow is widely accepted as a financial indicator of an oil and natural gas company's ability to generate cash which is used to internally fund exploration and development activities, pay dividends and service debt. Discretionary cash flow is presented based on management's belief that this non-GAAP financial measure is useful information to investors because it is widely used by professional research anaylsts in the valuation, comparison, rating and investment recommendations of companies within the oil and natural gas exploration and production industry. Many investors use the published research of these analysts in making their investment decisions. Discretionary cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating activities, as defined by GAAP, or as a measure of liquidity, or an alternative to net income. Investors should be cautioned that discretionary cash flow as reported by the Company may not be comparable in all instances to discretionary cash flow as reported by other companies.

ENERGY PARTNERS, LTD.
SELECTED PRODUCTION, PRICING AND OPERATIONAL STATISTICS
(Unaudited)

	Three Months Ended
	March 31,
	2008	2007

PRODUCTION AND PRICING
Net Production (per day):
Oil (Bbls)	6,432	9,244
Natural gas (Mcf)	56,202	100,427
Total (Boe)	15,799	25,982
Average Sales Prices, excluding derivatives:
Oil (per Bbl)	$93.24	$53.31
Natural gas (per Mcf)	8.38	7.09
Average (per Boe)	67.79	46.36
Oil and Natural Gas Revenues (in thousands):
Oil	$54,575	$44,348
Natural gas	42,880	64,054
Total	97,455	108,402

Impact of Derivatives (1):
Oil (per Bbl)	$(11.00)	$-
Natural gas (per Mcf)	(0.37)	-

OPERATIONAL STATISTICS
Average Costs (per Boe):
Lease operating expense	$9.89	$7.16
Depreciation, depletion and amortization	20.04	20.49
Accretion expense	0.73	0.47
Taxes, other than on earnings	1.65	1.23
General and administrative	6.52	9.58

(1) The 2008 derivative amounts are included in Other income (expense) in the statements of operations and represent the current fair value of future settlements.

ENERGY PARTNERS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,845	$8,864
Trade accounts receivable	42,564	52,139
Deferred tax asset	1,852	3,865
Prepaid expenses	1,961	1,640
Total current assets	60,222	66,508

Property and equipment, at cost under the successful efforts method of accounting for oil and natural gas properties	1,582,737	1,547,003
Less accumulated depreciation, depletion and amortization	(852,950)	(824,397)
Net property and equipment	729,787	722,606

Other assets	15,885	15,556
Deferred financing costs -- net of accumulated amortization	9,779	10,186
	$815,673	$814,856

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$16,609	$14,369
Accrued expenses	108,596	104,555
Fair value of commodity derivative instruments	12,806	9,124
Total current liabilities	138,011	128,048

Long-term debt	474,501	484,501
Deferred income taxes	19,931	20,880
Asset retirement obligation	71,566	73,350
Fair value of commodity derivative instruments	4,017	4,602
Other	1,475	1,505
	709,501	712,886

Stockholders’ equity:
Preferred stock, $1 par value. Authorized 1,700,000 shares; no shares issued and outstanding	-	-
Common stock, par value $0.01 per share. Authorized 100,000,000 shares; issued: 2008 - 44,113,392 shares; 2007 - 43,980,644 shares; outstanding, net of treasury shares: 2008 - 31,873,406 shares; 2007 - 31,740,658 shares	442	441
Additional paid-in capital	376,760	374,874
Retained earnings (accumulated deficit)	(12,674)	(14,989)
Treasury stock, at cost. 2008 -- 12,239,986 shares; 2007 -- 12,239,986 shares	(258,356)	(258,356)
Total stockholders’ equity	106,172	101,970
Commitments and contingencies
	$815,673	$814,856

CONTACT:
Energy Partners, Ltd.
T.J. Thom, 504-799-4830
or
Al Petrie, 504-799-1953